POWER OF ATTORNEY

I, the undersigned Trustee of CARILLON SERIES TRUST, a Delaware statutory trust (the “Trust”), hereby severally constitute and appoint each of SUSAN L. WALZER, J. COOPER ABBOTT, CAROLYN K. GILL and KATHY KRESCH INGBER, each of them with the power to act without any other and with full power of substitution, my true and lawful attorney-in-fact, with full power to sign for me and in my name in my capacity as Trustee of the Trust, any Registration Statements on Form N-1A under the Securities Act of 1933 and/or the Investment Company Act of 1940, and any and all subsequent amendments to said Registration Statements, and any and all supplements or other instruments necessary or desirable in connection therewith, hereby ratifying and confirming my signature as it may be signed by said attorney to any and all amendments to said Registration Statement to file the same with the Securities and Exchange Commission and the securities regulators of appropriate states and territories; and generally to do all such things in my name and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and all requirements of appropriate states and territories. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

WITNESS my hand on the 12th day of February, 2021.

Deborah L. Talbot, Trustee /s/ Deborah L. Talbot	February 12, 2021

J. Cooper Abbott, Trustee /s/ J. Cooper Abbott	February 12, 2021

John Carter, Trustee /s/ John Carter	February 12, 2021

Liana O’Drobinak, Trustee /s/ Liana O’Drobinak	February 12, 2021

Keith B. Jarrett, Trustee /s/ Keith B. Jarrett	February 12, 2021

Jerry A Webman, Trustee /s/ Jerry A Webman	February 12, 2021